UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	April 11, 2011

AMBASSADORS INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction	(Commission	(IRS Employer ID
of incorporation)	File Number)	Number)

2101 4th Avenue, Suite 210 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(206) 292-9606

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry Into a Material Definitive Agreement

DIP Credit Agreement

On April 11, 2011, Ambasssadors International, Inc. (the "Company") and its U.S. and foreign subsidiaries (as borrowers and/or guarantors) entered into an Amended and Restated Credit Agreement dated as of April 11, 2011 (the “DIP Credit Agreement”) with certain funds and accounts managed by Whippoorwill Associates, Inc., as lenders (collectively, “Whippoorwill”), Ambassadors International Cruise Group (USA), LLC, as funds agent, and Law Debenture Trust Company of New York, as administrative and collateral agent (“Law Debenture”).  The DIP Credit Agreement provides for a secured debtor-in-possession financing facility (the “DIP Facility”) for the Company and its subsidiaries, to be used for working capital purposes during the pendency of the bankruptcy proceedings of the Company and its U.S. Subsidiaries, as contemplated by the letter agreement between the Company and Whippoorwill dated March 31, 2011, which was disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on April 7, 2011 (the “April 7, 2011 Form 8-K”).

As stated in the April 7, 2011 Form 8-K, following a hearing on April 5, 2011 before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which is presiding over the bankruptcy proceedings filed by the Company and its U.S. subsidiaries (the “Bankruptcy Case”), the Bankruptcy Court entered an order (the “Interim DIP Order”) approving the DIP Facility on an interim basis and authorizing the Company and its subsidiaries to enter into the DIP Credit Agreement and to draw up to $5.0 million of new term loans under the DIP Facility, pending a hearing to approve the DIP Facility on a final basis (scheduled for April 26, 2011).  The DIP Credit Agreement provides an immediate source of funds to the Company and its subsidiaries, enabling the Company and its subsidiaries to satisfy obligations associated with the ongoing operations of its business, including the timely payment of employee obligations, purchases of food, fuel and supplies, normal operating expenses and other obligations.

Pursuant to the DIP Credit Agreement, all amounts outstanding under the Company’s pre-petition working capital facility (totaling $9.575 million in principal amount as of April 1, 2011), which was governed by the Credit and Guaranty Agreement dated as of March 23, 2010 (the “2010 Credit Agreement”), by and among the Company, certain subsidiaries of the Company, Whippoorwill, as lenders, and Law Debenture, as administrative and collateral agent, immediately and automatically became indebtedness outstanding under the DIP Facility (except that such pre-petition amounts will not be secured by the additional collateral granted under the DIP Facility, and will not have the status of post-petition administrative claims in the Bankruptcy Case, unless and until the Bankruptcy Court grants final approval of the DIP Facility).  In addition, Whippoorwill committed in the DIP Credit Agreement, subject to the terms and conditions set forth therein, to make new term loans during the pendency of the Company’s bankruptcy proceedings (which new loans are secured by all collateral granted under the DIP Facility, and will have the status of post-petition administrative claims in the Bankruptcy Case) in the aggregate amount of up to $10.0 million (provided that only $5.0 million in the aggregate of new term loans will be made prior to the date on which the Bankruptcy Court grants final approval of the DIP Facility).   The DIP Credit Agreement amends and restates the 2010 Credit Agreement in its entirety.

On April 13, 2011 the first new loan under the DIP Facility, in the amount of $2.0 million, was funded.   Borrowings under the DIP Facility bear interest at a rate of 12 percent per annum and are secured (on a first priority basis) by the three Windstar vessels and all the other assets of the Company and its subsidiaries.  The DIP Credit Agreement includes customary representations, warranties and covenants.  It also includes events of default related to, among other things, the failure to make payments due thereunder, breach of covenants, material misrepresentations, cross-defaults, certain post-petition judgments, compliance with certain specified deadlines for actions in connection with the Bankruptcy Case and certain related matters.  Unless extended at the Company’s request and in Whippoorwill’s sole discretion, the commitments of the lenders under the DIP Credit Agreement will terminate, and all amounts outstanding thereunder will become due and payable, on July 31, 2011, or under certain circumstances on earlier dates as provided in the DIP Credit Agreement.  The DIP Credit Agreement requires payment of a $200,000 commitment fee to Whippoorwill and customary agent fees, which were paid at the time of the initial loan on April 13, 2011.  The DIP Credit Agreement requires the Company to adhere to a budget delivered to Whippoorwill and contains other customary covenants for debtor-in-possession financings of this type, including restrictions on the incurrence of indebtedness, capital expenditures, mergers, sales and other dispositions of property and other fundamental changes.

Supplemental Indenture

In connection with the DIP Credit Facility, the Company also amended the Indenture dated as of November 13, 2009 among the Company, certain subsidiaries of the Company as guarantors and Wilmington Trust FSB, as indenture trustee, as previously amended (the “Indenture”), relating to the Company’s 10% Senior Secured Notes due 2012 (the “Senior Secured Notes”), pursuant to a Second Supplemental Indenture dated as of April 6, 2011 among the Company, certain subsidiaries of the Company as guarantors and Wilmington Trust FSB, as indenture trustee (the “Supplemental Indenture”).  The Supplemental Indenture, among other things, increased the maximum principal amount of the working capital facility permitted thereunder from $15 million to $20 million and modified the Indenture to permit a sale of assets pursuant to Section 363 of the Bankruptcy Code if approved by holders of a majority in outstanding principal amount of the Senior Secured Notes.   The execution of the Supplemental Indenture was consented to by Whippoorwill, as holders of approximately 88% in principal amount of the Senior Secured Notes in accordance with the terms of the Indenture.

The foregoing descriptions of the DIP Credit Agreement and the Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the DIP Credit Agreement and the Supplemental Indenture, which are filed with this report as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

ITEM 2.03                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the DIP Credit Agreement is incorporated herein in its entirety.

ITEM 9.01                       Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

4.1
Second Supplemental Indenture dated as of April 6, 2011, to the Indenture dated as of November 13, 2009, by and among the Company, certain subsidiaries of the Company as guarantors and Wilmington Trust FSB, as indenture trustee

10.1
Amended and Restated Credit and Guaranty Agreement dated as of April 11, 2011 by and among Ambassadors International, Inc., Degrees Limited (“Degrees”), Wind Star Limited (“Windstar”), Wind Spirit Limited (“Windspirit”, and together with Degrees and Windstar, the “Borrowers”), certain direct and indirect subsidiaries of the Company, as guarantors, Ambassadors International Cruise Group (USA), LLC, as funds agent for the Borrowers, the lenders from time to time party thereto and Law Debenture Trust Company of New York, as administrative agent and as collateral agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 15, 2011

AMBASSADORS INTERNATIONAL, INC.
By: /s/ Mark T. Detillion
Name: Mark T. Detillion
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Second Supplemental Indenture dated as of April 6, 2011, to the Indenture dated as of November 13, 2009, by and among the Company, certain subsidiaries of the Company as guarantors and Wilmington Trust FSB, as indenture trustee

10.1
Amended and Restated Credit and Guaranty Agreement dated as of April 11, 2011 by and among Ambassadors International, Inc., Degrees Limited (“Degrees”), Wind Star Limited (“Windstar”), Wind Spirit Limited (“Windspirit”, and together with Degrees and Windstar, the “Borrowers”), certain direct and indirect subsidiaries of the Company, as guarantors, Ambassadors International Cruise Group (USA), LLC, as funds agent for the Borrowers, the lenders from time to time party thereto and Law Debenture Trust Company of New York, as administrative agent and as collateral agent